UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2006

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-60032	62-1518973
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 320-8100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

Item 8.01. Other Events.

On February 8, 2006, Buckeye Technologies Inc. announced the establishment of a new organization and the election of four vice presidents. Copies of the related press releases are included as part of this Form 8-K

News from

FOR IMMEDIATE RELEASE
Contacts: Kris Matula, Executive Vice President
and Chief Financial Officer
901-320-8588
Chad Foreman
Investor Relations Manager
901-320-8828
Website: www.bkitech.com

BUCKEYE ANNOUNCES ESTABLISHMENT OF NEW ORGANIZATION

MEMPHIS, TN February 8, 2006 - Buckeye Technologies Inc (NYSE: BKI) today announced the establishment of a new organization whose mission is to lead the Company’s efforts in lowering costs, reducing working capital, and eliminating waste. The Company intends to implement the “Lean Enterprise” methodology throughout its operations. The new organization will focus on improving work processes to ensure that all activities bring value to our customers.

Mr. William M. Handel, currently Senior Vice President, Human Resources, will be appointed Senior Vice President, Lean Enterprise to lead this effort. He will have overall responsibility for all Human Resources, Customer Service, and Information Systems activities.

Buckeye Chairman, David B. Ferraro, stated, “The huge energy-driven increase in our costs this fiscal year, together with a sizeable investment in working capital make it clear that we have to change business processes. We must improve our ability to provide products to customers in a more economical way. This new organization will identify those areas which do not create value and which can be eliminated. Streamlining business processes should improve the Company’s profitability while producing measurable benefits for our customers.”

Mr. Handel is a graduate of Youngstown State University with a degree in Industrial Management and a Masters degree in Business Financial Management from George Washington University. He joined Buckeye’s predecessor company in 1974, was elected Vice President in 1995, and assumed his current position in 2000.

Other Buckeye senior management changes are being separately announced.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

News from

FOR IMMEDIATE RELEASE
Contacts: Kris Matula, Executive Vice President
and Chief Financial Officer
901-320-8588
Chad Foreman
Investor Relations Manager
901-320-8828
Website: www.bkitech.com
BUCKEYE ELECTS FOUR NEW OFFICERS

MEMPHIS, TN February 8, 2006 - Buckeye Technologies Inc. (NYSE:BKI) today announced the election of four new Officers.

Mr. Steven G. Dean was elected Vice President and Controller. Mr. Dean will provide overall financial leadership for business operations. He is a graduate of Millsaps College with a degree in Business Administration and earned a MBA at Northwestern University. He joined Buckeye in 1999 and has held positions of increasing responsibility in the finance organization.

Mr. Terrence M. Reed was elected Vice President, Human Resources. Mr. Reed will have responsibility for all personnel planning and support systems, including development of the Company’s high performance work system. He is a graduate of University of South Alabama with a degree in Mechanical Engineering. He joined Buckeye in 1995 and is currently the Plant Manager at the Foley, Florida facility. He will relocate to Buckeye’s headquarters at Memphis, Tennessee to assume his new responsibilities.

Mr. Phillip C. Reese was elected Vice President, Absorbent Fibers. He will have responsibility for Buckeye’s worldwide sales of fluff pulp and other absorbent materials. He is a graduate of University of Mississippi with a degree in Mechanical Engineering. He joined Buckeye in 1986 and has held positions of increasing responsibility in Manufacturing and Sales.

Mr. Darrell D. Adams was elected Vice President, Specialty Fibers - North America and Asia. Mr. Adams will have responsibility for Buckeye’s Specialty Fibers sales operations in those geographies. He is a graduate of Auburn University with a degree in Chemical Engineering. He joined Buckeye in 1978 and has held positions of increasing responsibility in Product Development and Sales.

In a related move, Dr. Horst Gottsche-Kuhn, currently Vice President, Cotton Cellulose Sales, will become Vice President, Specialty Fibers - Europe and South America. He will have the same responsibilities as Mr. Adams in the other geographies. Dr. Horst Gottsche-Kuhn is a graduate of University of Hamburg with a doctorate in Wood Science and Technology. He joined Buckeye in 1992, was elected Vice President in 2000, and assumed his current position in 2002.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

______________________________________
David B. Ferraro
Chief Executive Officer
February 10, 2006